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                                  EXHIBIT 23.1

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          [LOGO] NEFF + RICCI LLP
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                    CONSULTANTS & CERTIFIED PUBLIC ACCOUNTANTS
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                    6100 UPTOWN BLVD NE  o  SUITE 400  o  ALBUQUERQUE, NM  87110
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                    TEL: 505-830-6200   FAX: 505-830-6282   WEB: WWW.NEFFCPA.COM



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
GFSB Bancorp, Inc.


We consent to the incorporation by reference in the registration statement on Form S-4 to be filed by First Federal Banc of the Southwest, Inc with the Securities and Exchange Commission of our report dated July 30, 2004, except for note 19, as to which the date is August 25, 2004, with respect to the consolidated statements of condition of GFSB Bancorp, Inc. and subsidiary as of June 30, 2004 and 2003, and the related consolidated statements of earnings and comprehensive earnings, stockholders' equity and cash flows for each of the years in the two-year period ended June 30 ,2004, which report appears in the June 30, 2004 annual report on Form 10-KSB of GFSB Bancorp, Inc. incorporated by reference herein.

We consent to the reference to out firm under the heading "EXPERTS" in the joint proxy statement/prospectus included in the Form S-4.




/s/ Neff + Ricci LLP

Albuquerque, New Mexico
November 23, 2004